 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  November 18, 2008

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On November 18, 2008, Debra A. DiMaria, the Chief Financial Officer of Proginet Corporation (the “Company”), notified the Company that she will resign from her position with the Company effective December 31, 2008.

(e)        1) The Company anticipates entering into a separation agreement with Ms. DiMaria upon the terms described below.  In addition, the Company and Ms. DiMaria intend to enter into a consulting relationship on terms to be agreed upon for continued services after December 31, 2008.

In connection with Ms. DiMaria’s resignation, it is anticipated that pursuant to the separation agreement to be entered into, Ms. DiMaria will receive (a) a continuation of annual base compensation of $164,861 for a period of four months (until April 30, 2009), (b) a continuation for a period of 4 months (until April 30, 2009) of the Company’s payment of applicable premiums for COBRA health insurance benefits continuing her current coverage as well as premiums for the other Company provided group insurance plans, and (c) recognizing that Ms. DiMaria is not entitled to participate under the Company’s 401(k) plan following her resignation, the Company will pay to Ms. DiMaria during the four month period following her resignation an amount reflecting the tax and matching benefits that Ms. DiMaria would realize had she continued to be an employee during the four month period covered by the severance payments.

Ms. DiMaria’s options will expire thirty days after the effective date of resignation, in accordance with their original terms.  Ms. DiMaria’s Management Continuity Agreement with the Company, dated May 28, 2003, will also terminate effective December 31, 2008, pursuant to its terms.  The terms of Ms. DiMaria’s Management Continuity Agreement were disclosed previously in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on October 7, 2003, and such disclosure is incorporated herein by reference.

2)  On November 18, 2008 at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of the Company approved the following amendments to the Company’s 2000 Stock Option Plan, as previously amended (the “Plan”):

i.	An increase in the number of shares of common stock authorized for award grants under the Plan by 3,000,000 shares of common stock (to a maximum of 3,852,100 shares in the aggregate),
ii.	An increase in the maximum number of shares of common stock for which options may be granted under the Plan to an employee in any calendar year from 250,000 to 750,000, and
iii.	An extension of the term of the Plan by five years to October 10, 2015.

Each of the Company’s principal executive officer, principal financial officer, and named executive officers is eligible to receive awards under the Plan. The amendments to the Plan were disclosed previously in the Company’s Proxy Statement filed with the SEC on October 17, 2008, and such disclosure is incorporated herein by reference.

ITEM 8.01     Other Events

Immediately following the Annual Meeting, the Board of Directors of the Company (the “Board”) held a meeting and designated the Chairman of the Board and the composition of the committees of the Board for the fiscal year ended July 31, 2009, as follows:

Chairman of the Board:	Allen Wolpert
Audit Committee:	George T. Hawes (Chairman) and Stephen Kezirian
Compensation Committee:	Amit K. Basak (Chairman), Allen Wolpert and George Hawes
Nominating Committee:	Dr. E. Kelly Hyslop (Chairman) and Allen Wolpert:

ITEM 9.01     Financial Statements and Exhibits.

(d)           Exhibits

10.1	2000 STOCK OPTION PLAN OF PROGINET CORPORATION, as amended through October 9, 2008 (incorporated herein by reference to the Company’s Proxy Statement filed with the SEC on October 17, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date:	November 24, 2008	By:	/s/ Sandison (Sandy) Weil
		Name:	Sandison (Sandy) Weil
		Title:	President and Chief Executive Officer